Exhibit 99.2
Qumu Corporation
First Quarter 2020
Earnings Conference Call
May 5, 2020

Operator

[Introduction]

Dave Ristow, CFO

Good afternoon everyone, and thank you for joining our first quarter 2020 earnings conference call. After the market closed, we issued a press release announcing our results for the first quarter ended March 31st, 2020, a copy of which is available on the Investor Relations section of our website at www.qumu.com.

We will make certain statements today with respect to our expected financial results, go-to-market strategy, and efforts designed to increase our traction and penetration with customers, as well as our proposed merger with Synacor that was announced on February 11th of 2020.

These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially. Please note these forward-looking statements reflect our opinions only as of the date of this call, and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Please refer to our SEC filings, specifically our Form 10-K, and our financial results press release for a more detailed description of risk factors that may affect our results. Our financial results press release also includes a description of the risk factors that may affect the anticipated timing of the proposed merger, completion of benefits of the proposed merger, anticipated future combined operations and offerings, and expected synergies to be achieved.

During our call today, we will discuss adjusted EBITDA, a non-GAAP financial measure. In our press release and our filings with the SEC, each of which is posted on our website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from, a substitute for, or superior to GAAP results. We encourage you to consider all measures when analyzing the company’s performance.

Please note that in consideration of the anticipated merger with Synacor, which we announced on February 11th, we will not be hosting a question and answer session at the conclusion of our remarks. So with that, I will turn the call over to Vern Hanzlik, President and CEO of Qumu.

Vern Hanzlik, President and CEO

Thank you, Dave, and welcome everyone.

To begin, I would like to reflect on how the COVID-19 pandemic is affecting our business.

But first, I want to acknowledge the devastating impact the pandemic has had on human health, and on people’s lives and livelihoods around the globe. I speak on behalf of Qumu as an organization, when I say we hope everyone can return to normal work and personal activities soon.

With this in mind, the current and unprecedented health event has become a change agent for enterprises, driving them to use video in an effort to maintain collaboration, engagement and overall business continuity. And even when this particular crisis is over, I believe the world will reset to a ‘new normal,’ where video will not only be the expected—but in many cases the preferred—way of communication. Going forward, organizations will be more critical of where, when and how much they ask people to travel for business.

As a video first company, Qumu has been very fortunate in being able to quickly and easily adapt to work-from-home recommendations and mandates, at all of our locations globally. Because of the nature of our business and use of our own technology we are fully operational on a global scale, with every team member working from home.

Of course, we are also fortunate to be in a position to support and lead our customers in that same transition—ensuring that employees are safe and productive as they shelter in place. Our Global 2000 customer base is mobilizing and building out their video infrastructures to support thousands—and in many cases tens or even hundreds of thousands—of concurrent video users, as they operate under travel restrictions and mandatory work-at-home policies.

As you know, video conferencing solutions like Zoom, WebEx and Teams are now everyday tools for small group meetings. But organizations are learning quickly that standard video conferencing apps are not enough. These tools were not built—and were never intended to be used—for medium or large-scale live webcasting, or for managing massive video content libraries, or for streaming on-demand videos and meetings at scale. But this is where Qumu technology fills the gap. Our platform seamlessly extends video conferencing, providing not only critical large scale webcasting, but also robust video content management and enterprise-grade security—the same level of security that dozens of Global 2000 financial institutions, Fortune 500 healthcare organizations and government agencies currently benefit from as Qumu customers. Over the last several months the video marketplace has shifted, and video conferencing has become the new front end to self-service broadcasting—and, for those of you who are interested, we provide multiple examples of this trend on our website.

These events, combined with the robust capabilities of Qumu’s platform, have set the stage for what we believe will be very strong revenue performance in the balance of the year. The increasing demand for video in the enterprise was evident in the last weeks of the first quarter 2020, and has continued into the current quarter.

As we announced at the end of March, usage of our Qumu Cloud platform is up over 30 times from normal levels during peak business hours. COVID-19-related challenges are not only fueling increased usage, but also driving new projects as customers upgrade their infrastructures. For example:

•	An aircraft manufacturing customer is now conducting large-scale, live webcasts at a pace of 150 events per year

•	A large healthcare system, currently a Qumu client, has reported nearly 3 million views of its on-demand videos for keeping staff and patients current on COVID-19 information,

•	5 current Qumu customers are actively converting to Hybrid Cloud deployments, and

•	Finally, through our partnership with BT, we are seeing increased activity in both live video and audio streaming

Additionally, an existing Qumu customer is expanding and hardening their video infrastructure to support 325,000 corporate and retail employees, as well as increasing their capacity for external video communications. Although we were able to recognize only a small portion of that multi-million dollar deal as revenue in the first quarter, this contract will provide significant revenue for the second quarter, as well as the second half of 2020. Given our COVID-19-driven customer deals in Q1, our Q2 activity to date, and our visibility to our near-term pipeline, we have confidence in our revenue guidance for fiscal year 2020.

In addition to expanding our footprint within existing customers, Qumu closed 7 new customers and 2 new cloud deployments during the quarter, including new SaaS customers like Paysafe, NTT and a large Canadian bank. This, combined with pipeline growth, puts Qumu on track to meet its objective to add 50 new logos to our customer base in 2020.

Now, a few talking points about increased sales and marketing activity:

•	We’re seeing an increase in existing customers who are investigating expanding their Qumu platform, or adding cloud, or converting to our cloud hybrid solution.

•	Along with dramatically higher website traffic, there has been an uptick in both free trial requests and submissions of online inquiry forms, which hit an all-time high several weeks ago.

•	And finally, we received the largest number of views ever on our March 31st global press release about the dramatic increase in usage of the Qumu Cloud platform.

With that overview, I’ll now hand the call back over to Dave to provide further financial details for the first quarter 2020.

Dave Ristow, CFO

Thank you, Vern.

COVID-19 has served as an unfortunate and unprecedented change agent which has led to both increased bookings and sales related activity for Qumu that gives us confidence for 2020.

I’ll begin with a brief commentary on some of our financial highlights.

•
First quarter 2020 revenue was $6.2 million, compared to $7.1 million for the first quarter 2019. Sales mix and the timing of revenue recognition contributed to the decrease, as the first quarter 2019 included revenue from large term software license renewals, resulting in a year-over-year term software revenue decrease of $1.5 million. Revenue from term software licenses is recognized upon fulfillment—that is, up front—in accordance with ASC 606.

•
Gross margin was 66.5% for the first quarter 2020, compared to 78.3% for the first quarter 2019, as the sales mix for the 2020 period included a higher mix of appliance revenue, which generally has lower margins, and the mix for the 2019 period included a higher mix of term license revenue, which generally has higher margins. Additionally, the first quarter 2020 included outsourced professional services expense for certain customer-specific projects in the quarter, which negatively impacted services gross margin.

•	Due to our COVID related contracts closing at the end of the quarter, Q1 revenue backlog is $5.6m, a significant portion of which will be recognized in the second quarter.

•
Net loss for the quarter was $(2.9) million compared to the net loss of $(950,000) for Q1 2019. Net loss for the first quarter 2020 was unfavorably impacted by transaction-related expenses totaling $811,000, included in general and administrative expenses, related to Qumu's merger agreement with Synacor, Inc., which is anticipated to close mid-2020.

•
Adjusted EBITDA loss for the first quarter 2020 was $(1.2) million compared to adjusted EBITDA income for 2019 of $210,000. The $811,000 of transaction-related expenses are excluded in the determination of adjusted EBITDA. Please refer to our press release for a reconciliation of adjusted EBITDA to net loss.

•	Cash and cash equivalents totaled $8.4 million as of March 31, 2020, compared to $10.6 million as of December 31, 2019.

•	Customer retention was 90% for the first quarter 2020

•
Subsequent to March 31, 2020, Qumu entered into an agreement to cancel its outstanding warrant to ESW Holdings, Inc. effective May 1, 2020, for a deferred purchase price of $1.83 million reflected in a note maturing on April 1, 2021 and bearing no interest. The warrant to ESW Holdings, Inc. was for the purchase of up to 925,000 shares of Qumu's common stock and was subject to a minimum cash settlement provision in the event of a change of control transaction referred to as a Fundamental Transaction, which included Qumu’s proposed merger with Synacor, Inc.  The payment obligations of the note will accelerate upon a Fundamental Transaction, which includes Qumu’s proposed merger with Synacor, Inc., and Qumu would be required to pay an additional $150,000 to ESW Holdings, Inc. upon the closing of a Fundamental Transaction. The fair value of the warrant instrument has historically been reported as a liability in Qumu's consolidated financial statements, and, for certain historical reporting periods since its issuance—including the first quarter 2020—the warrant instrument was dilutive in the calculation of earnings per share.

Business Outlook

As Qumu considers its revenue outlook for the balance of 2020, we are cautious due to the unknown financial impact that COVID-19 will have on economies and enterprises around the world. However, based on the strength of first quarter 2020 and second quarter 2020 to date customer contracts and Qumu’s pipeline, management expects 2020 revenue to be approximately $28 million as compared to $25.4 million in 2019. In consideration of Qumu's anticipated merger with Synacor, Inc., management is not providing guidance regarding profitability or any other metric for the full year 2020. Qumu will continue to assess the revenue outlook for the second half of the year as more information becomes available on customer ordering trends and the economic disruption caused by COVID-19.

For further detail on the anticipated transaction we encourage you to review our recent SEC filings which can be found on the investor section of our website. That concludes my remarks and I’ll turn it back over to Vern for some closing comments.

Now back to Vern.

Vern Hanzlik, President and CEO

Thanks, Dave.

To wrap up, Qumu’s business remains strong and given the current sales activity, we anticipate we will come through the current global crisis stronger than ever.

•	Interest in our platform is high by multiple measures

•	Our sales pipeline has grown by more than 30%

•	We have a significant revenue backlog, and

•	Our customer retention rates remain high at 90%.

Going forward, our focus will be as follows:

1.	To further capitalize on the dramatic growth happening in video, as our customers and prospects assume a new normal that we believe will extend far beyond the COVID-19 pandemic.

2.	To stay laser-focused on solving tough problems related to video in the enterprise.

3.	To maintain customer retention above 90% for the year.

4.	To continue to innovate on our Enterprise Video Platform and realize all defined opportunities.

5.	To grow and monetize our existing channel, by building upon established partnerships with BT and others.

6.	To execute on our direct sales strategies and continue to expand our footprint within the existing customer base—while bringing in net new customers within our defined markets. And finally,

7.	To improve our financial results, building on our strong business fundamentals.

That concludes our comments. Thank you again, everyone, for joining us today. Have a great day!

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

Other forward-looking statements relating to the merger between Qumu and Synacor also are subject to risks and uncertainties that include, but are not limited to: (i) Synacor or Qumu may be unable to obtain shareholder approval as required for the merger; (ii) other conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Synacor or Qumu to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Synacor or Qumu does business, or on Synacor’s or Qumu’s operating results and business generally; (v) Synacor’s or Qumu’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Synacor or Qumu may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) the financial results of each company for the first quarter of 2020 may not be representative of the combined company’s results for 2020 or any future period; (x) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (xi) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all or that the anticipated benefits of the merger will not be realized within the expected time period or at all, including due to COVID-19. Additional factors that may affect the future results of Synacor are set forth in its filings with the Securities and Exchange Commission, including Synacor’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov.

The forward-looking statements in this communication speak only as of the date of this communication. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger between Synacor and Qumu, Synacor intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus of Synacor and Qumu and other documents concerning the proposed merger with the SEC. The definitive proxy statement will be mailed to the stockholders of Synacor and Qumu in advance of the meeting. BEFORE MAKING ANY VOTING DECISION, SYNACOR’S AND QUMU’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF SYNACOR AND QUMU WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Synacor and Qumu, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Synacor and Qumu make available free of charge at www.synacor.com and www.qumu.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation
This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Synacor, Qumu and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Synacor and Qumu in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the joint proxy statement/prospectus referred to above. Security holders may also obtain information regarding the names, affiliations and interests of Synacor’s directors and executive officers in Synacor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 6, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on April 29, 2020. Security holders may obtain information regarding the names, affiliations and interests of Qumu’s directors and executive officers in Qumu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 6, 2020. To the extent the holdings of Synacor securities by Synacor’s directors and executive officers or the holdings of Qumu securities by Qumu’s directors and executive officers have changed since the amounts set forth in Synacor’s proxy statement for its 2020 annual meeting of stockholders or Qumu’s Form 10-K for 2019, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Synacor’s website at www.synacor.com and Qumu’s website at www.qumu.com.

The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.